Exhibit 5.1
OPINION OF KUTAK ROCK LLP
September 4, 2013
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212

Ladies and Gentlemen:

We are acting as counsel to Windstream Holdings, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-170957) (together with the Amendment, the “Registration Statement”) relating to the registration of the offer, issuance and sale of up 20,559,351 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), to be offered by the selling stockholders named in the Registration Statement from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Shares of common stock, par value $0.0001 per share, of Windstream Corporation, , a Delaware corporation and predecessor of the Company (“Windstream”), were originally issued on December 1, 2010 pursuant to that certain Agreement and Plan of Merger dated as of August 17, 2010, by and between Windstream, Q-Comm Corporation, a Nevada corporation (“Q-Comm”), Derby Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Windstream, and Albert E. Cinelli, acting solely in his capacity as representative and agent on behalf of the stockholders of Q-Comm and not in his individual capacity. Pursuant to an Agreement and Plan of Merger dated August 29, 2013 (the “Merger Agreement”), by and among Windstream, the Company and WIN Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Windstream merged with and into Merger Sub with Windstream surviving the merger as a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, each share of Windstream common stock, par value $0.0001 per share, issued and outstanding at the effective time of the merger converted into one share of common stock, par value $0.0001 per share, of the Company. The Amendment is being filed by the Company to expressly adopt the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares to be offered and sold will be validly issued, fully paid, and nonassessable.

In rendering this opinion, we have (i) assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, that all natural persons who affixed such signatures had the legal capacity to do so, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and (ii) as to certain factual matters, relied upon certificates and statements of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws and the federal laws of the United States of America and reported judicial decisions interpreting such laws, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,
/s/ Kutak Rock LLP